Forum Energy Technologies Announces Second Quarter 2013 Results

HOUSTON, TEXAS, July 25, 2013 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2013 revenue of $368 million compared to $374 million for the second quarter 2012. Net income for the second quarter 2013 was $30 million or $0.32 per diluted share, including charges of $3 million before tax or $0.02 per diluted share for transaction expenses and foreign exchange losses.

Second Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the second quarter 2013 was $209 million, a decrease of $13 million, or 6%, from the second quarter 2012. The Drilling Technologies product line revenue decreased compared to the second quarter 2012 on a decline in the North America land rig count. The Subsea Technologies product line revenue increased modestly over the second quarter 2012. The Downhole Technologies product line revenue increased compared to the prior year period primarily due to the acquisition of Wireline Solutions and strong demand for its drillable composite frac plugs.
Production & Infrastructure
Production & Infrastructure revenue in the second quarter 2013 was $159 million, an increase of $8 million, or 5%, over the second quarter 2012. The Production Equipment and Valve Solutions product lines had double digit revenue growth over the prior year period on strong demand for production and processing systems, and for valves from the petrochemical and refining industries. The Flow Equipment product line second quarter 2013 revenue was down from the high levels in the 2012 period due to the reduced demand in the pressure pumping sector.

Review and Outlook
Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, "Our second quarter 2013 results were little changed from our first quarter results due primarily to the relatively flat U.S. land rig count and a slower seasonal recovery in Canada.
"Forum's Production Equipment and Downhole Technologies product lines generated record revenue in the second quarter 2013 on improved well completion activity.
"Although the Drilling Technologies product line experienced weaker than expected results, orders increased significantly for both capital equipment and consumable products for the second consecutive quarter. Much of the increase in orders was for international markets with long lead times that did not impact revenue in the second quarter.
"We are not planning for any increase in the U.S. land rig count during the second half of 2013. In addition, we continue to see pricing pressure for certain products within Drilling Technologies and Flow Equipment.
"Forum expects diluted earnings per share for the third quarter 2013 of $0.40 to $0.45, and for the full year 2013 of $1.55 to $1.65.

"We are pleased with the recent additions of Blohm + Voss Oil Tools, Moffat 2000, and Global Tubing to Forum, which will begin to contribute to our results in the third quarter."

Recent Acquisitions
Blohm + Voss Oil Tools, with locations in Hamburg, Germany and Willis, Texas, manufactures a comprehensive range of pipe handling equipment used on offshore and onshore drilling rigs worldwide.
Moffat, based in Newcastle, England, is a leading manufacturer of subsea pipeline inspection launching and receiving systems, and subsea connectors.
Global Tubing, located in Dayton, Texas, provides coiled tubing strings and related services to customers worldwide. Global Tubing's high-quality coiled tubing strings are critical consumable components of coiled tubing units that perform an increasing number of well completion and intervention activities. Forum acquired Global Tubing in equal partnership with Quantum Energy Partners.

Conference Call Information
Forum's conference call is scheduled for July 26, 2013 at 9:00 AM CDT. During the call, the company intends to discuss second quarter 2013 results. To access the call, please call the conference call 888-680-0869 within North America, or 617-213-4854 outside of North America. The access code is 30264433. The call will also be broadcast through the Investor Relations link on Forum's website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 94931225.

Forum Energy Technologies, Inc., headquartered in Houston, Texas, is a global provider of manufactured technologies and applied products to the energy industry. Forum's over 3,500 employees provide the products and technologies essential to solving the increasingly complex challenges of the subsea, drilling, completion and production sectors of the oil and gas industry. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2013	2012	2013
Revenue	$367.9	$373.5	$373.0
Total operating expenses	320.7	303.7	323.8
Operating income	47.2	69.8	49.2
Interest expense	3.1	3.6	3.4
Loss (gain) on foreign exchange, net	1.1	0.4	(1.5)
Total other expense	4.2	4.0	1.9
Profit before income taxes	43.0	65.8	47.3
Provision for income tax expense	13.1	21.7	15.4
Net income	29.9	44.1	31.9
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders	$29.9	$44.1	$31.9

Weighted average shares outstanding
Basic	91.0	82.5	88.5
Diluted	94.6	89.8	94.4

Earnings per share
Basic	$0.33	$0.53	$0.36
Diluted	$0.32	$0.49	$0.34

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2013	2012
Revenue	$740.9	$737.0
Total operating expenses	644.5	597.0
Operating income	96.4	140.0
Interest expense	6.5	9.4
Loss (gain) on foreign exchange, net	(0.4)	0.4
Total other expense	6.1	9.8
Profit before income taxes	90.3	130.2
Provision for income tax expense	28.5	43.6
Net income	61.8	86.6
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to common stockholders	$61.8	$86.6

Weighted average shares outstanding (1)
Basic	89.8	75.2
Diluted	94.5	82.0

Earnings per share
Basic	$0.69	$1.15
Diluted	$0.65	$1.06

(1) 2012 diluted earnings per share does not include the full impact of the 16.6 million shares issued in the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets

(in millions of dollars)	June 30, 2013	December 31, 2012
Assets	(unaudited)
Current assets
Cash and cash equivalents	$199.5	$41.1
Other current assets	735.1	733.8
Total current assets	934.6	774.9
Property and equipment, net of accumulated depreciation	162.6	153.0
Goodwill and other intangibles, net	928.9	953.2
Other long-term assets	11.1	11.9
Total assets	$2,037.2	$1,893.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital lease obligations	$26.3	$20.5
Accounts payable—trade	97.5	99.0
Accrued liabilities	86.4	93.7
Other current liabilities	51.4	67.7
Total current liabilities	261.6	280.9
Long-term debt, net of current portion	504.2	400.2
Other long-term liabilities	54.5	49.7
Total liabilities	820.3	730.8
Commitments and contingencies
Equity
Total stockholders’ equity	1,216.3	1,161.5
Noncontrolling interest in subsidiary	0.6	0.7
Total equity	1,216.9	1,162.2
Total liabilities and equity	$2,037.2	$1,893.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2013	2012
Cash flows from operating activities
Net income	$61.8	$86.6
Change in contingent consideration and impairment of intangible assets	—	(2.7)
Depreciation and amortization	28.3	25.1
Other, primarily working capital	(0.6)	(76.8)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$89.5	$32.2
Cash flows from investing activities
Capital expenditures for property and equipment	$(30.1)	$(25.1)
Acquisition related and other	(2.3)	(0.2)
Net cash provided by (used in) investing activities	$(32.4)	$(25.3)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$177.9	$78.4
Repayment of long-term debt	(68.1)	(383.8)
Proceeds of Initial Public Offering, net of offering costs	—	256.9
Proceeds from concurrent private placement	—	50.0
Payment of contingent consideration	(11.4)	(18.2)
Other	5.6	4.1
Net cash provided by (used in) financing activities	$104.0	$(12.6)
Effect of exchange rate changes on cash	(2.7)	—
Net increase (decrease) in cash and cash equivalents	$158.4	$(5.7)

(1) For the six months ended June 30, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2013	June 30, 2012	March 31, 2013
Revenue
Drilling & Subsea	$209.2	$222.7	$221.9
Production & Infrastructure	158.9	151.1	151.2
Eliminations	(0.2)	(0.3)	(0.1)
Total revenue	$367.9	$373.5	$373.0

Operating income
Drilling & Subsea	$32.9	$46.4	$35.2
Operating income margin %	15.7%	20.8%	15.9%
Production & Infrastructure	22.8	24.9	21.4
Operating income margin %	14.3%	16.5%	14.2%
Corporate	(6.9)	(4.7)	(7.2)
Total Segment operating income	48.8	66.6	49.4
Other items not included in segment operating income (1)	(1.6)	3.2	(0.2)
Total operating income	$47.2	$69.8	$49.2
Operating income margin %	12.8%	18.7%	13.2%

EBITDA (2)
Drilling & Subsea	$42.5	$55.6	$46.7
Percentage of D&S revenue %	20.3%	25.0%	21.0%
Production & Infrastructure	26.0	28.1	24.7
Percentage of P&I revenue %	16.4%	18.6%	16.3%
Corporate	(6.3)	(4.3)	(6.8)
Other items (3)	(1.7)	3.3	—
Total EBITDA	$60.5	$82.7	$64.6
Percentage of total revenue %	16.4%	22.1%	17.3%

(1) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(2) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Six months ended
(in millions of dollars)	June 30, 2013	June 30, 2012
Revenue
Drilling & Subsea	$431.1	$435.7
Production & Infrastructure	310.1	301.7
Eliminations	(0.3)	(0.4)
Total revenue	$740.9	$737.0

Operating income
Drilling & Subsea	$68.1	$92.4
Operating income margin %	15.8%	21.2%
Production & Infrastructure	44.2	54.5
Operating income margin %	14.3%	18.1%
Corporate	(14.1)	(8.7)
Total Segment operating income	98.2	138.2
Other items not included in segment operating income (1)	(1.8)	1.9
Total operating income	$96.4	$140.1
Operating income margin %	13.0%	19.0%

EBITDA (2)
Drilling & Subsea	$89.2	$110.2
Percentage of D&S revenue %	20.7%	25.3%
Production & Infrastructure	50.7	60.9
Percentage of P&I revenue %	16.3%	20.2%
Corporate	(13.1)	(8.3)
Other items (3)	(1.7)	1.9
Total EBITDA	$125.1	$164.7
Percentage of total revenue %	16.9%	22.4%

(1) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(2) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2013	June 30, 2012	March 31, 2013
EBITDA reconciliation (1)
Net income attributable to common stockholders	$29.9	$44.1	$31.9
Interest expense	3.1	3.6	3.4
Depreciation and amortization	14.4	13.3	13.9
Income tax expense	13.1	21.7	15.4
EBITDA	$60.5	$82.7	$64.6

(1) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Six months ended
(in millions of dollars)	June 30, 2013	June 30, 2012
EBITDA reconciliation (1)
Net income attributable to common stockholders	$61.8	$86.6
Interest expense	6.5	9.4
Depreciation and amortization	28.3	25.1
Income tax expense	28.5	43.6
EBITDA	$125.1	$164.7

(1) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.